Exhibit 10.79

AGREEMENT REGARDING CONVERSION OF PROMISSORY NOTE

THIS AGREEMENT dated as of July 28, 2005, by and between Biovest International, Inc. a Delaware corporation (“Biovest”) and Christopher Kyriakides who is the Holder of Certain Convertible Promissory Note(s) convertible into Biovest Common Stock (hereinafter “Holder”), is as follows:

WHEREAS Biovest and Holder understand and acknowledge that Biovest Common Stock is in the process of being listed for sale on the NASD Over the Counter-Bulletin Board for public trading; and

WHEREAS it is in the interest of both Biovest and Holder that the number of shares of Common Stock of Biovest that are subject to contingent issuance under Warrants and Convertible Notes (“Overhang”) be consistent with comparable public companies in order to be able to sustain a good market value accurately reflecting the company’s actual value and the potential of its future growth and success; and

WHEREAS both Biovest and Holder acknowledge and agree that the existence of large outstanding Overhang creates uncertainty and a potentially destabilizing influence on the market value of Biovest Common Stock, which tends to prevent the maintenance of a trading price accurately reflecting the value of Biovest;

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby mutually acknowledged, the parties hereby agree as follows:

1. Subject to the terms contained herein, Holder hereby irrevocably covenants and agrees to convert the entire outstanding balance (Principal and all accrued interest) due on Holder’s Promissory Notes as particularly identified on the attached Exhibit A into Common Stock of Biovest at $1.00 per share. The foregoing provision replaces and supersedes all provisions regarding conversion rights into Biovest Common Stock contained in Holder’s Convertible Promissory Note(s).

2. Holder hereby covenants and agrees to convert the entire balance, including accrued interest on each of the Convertible Promissory Notes set forth on Exhibit A within 30 days of the date of this Agreement contingent upon and subject only to the following:

A. Biovest’s commencement of trading on the Over the Counter-Bulletin Board ;

B. Holder’s previously having converted these Notes into Accentia Common Stock in accordance with the terms of the Convertible Note(s).

3. Biovest agrees to issue to Holder and Holder agrees to accept from Biovest in full and complete satisfaction of all rights and obligations pursuant to the Convertible Promissory Note(s) identified in Exhibit A hereto the number of shares of Biovest Common Stock set forth on Schedule B hereto, which shares shall be fully-paid and non-assessable.

4. Biovest and Holder acknowledge and agree that either the Biovest Common Stock (or, in the event that Holder elects to convert into Accentia Common Stock as set forth in paragraph 2(b),the Accentia Common Stock) issued pursuant to this Agreement may bear a restrictive legend stating that the shares are not registered securities under the Securities Act of 1933, as amended, or any state securities laws, unless Holder qualifies for an exemption from said restrictions.

5. Representations:

A. Holder acknowledges and represents that Holder has had access to all reports filed with the SEC by Biovest;

B. Holder is an “Accredited Investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, (ii) Holder has the financial ability to bear the economic risk of Holder’s investment as contemplated by this Agreement, and (iii) Holder was given the opportunity to ask questions to (and received satisfactory answers from) Biovest regarding the terms and conditions of this Agreement;

C. Other than as specifically set forth herein, there have been no representations or warranties made by either party to the other.

6. Holder and Biovest hereby agree to submit any dispute that may arise pursuant to this agreement to arbitration under the auspices of the American Arbitration Association Rules of Commercial Arbitration, to be venued in Tampa, FL. This agreement is subject to final approval by the Board of Directors of Biovest.

Biovest International, Inc.		Holder

By:	/s/ James McNulty	Signature	/s/ Christopher Kyriakides
Name:	James McNulty	Name:	Christopher Kyriakides
Title:	CFO	Date:	8/22/05
Date:	9/30/05

EXHIBIT A

1. Promissory Note dated June 16, 2003 in the Principal Amount of $655,000.

Schedule B

Biovest shall issue a total of 748,584 shares of Common Stock, fully-paid and non-assessable, in full conversion and satisfaction of all sums due and obligations owed pursuant to the Note set forth above.